Registration No.33-60124


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                  ----------

                               UNUM CORPORATION
          (Exact name of registrant as specified in its charter)

                    Delaware                          01-0405657
           (State or other jurisdiction of         (I.R.S. Employer
            incorporation or organization)        Identification No.)

           2211 Congress Street, Portland, Maine      04122
          (Address of Principal Executive Offices)  (Zip Code)


                 COLONIAL COMPANIES, INC. SECURITY SAVER PLAN
                            (Full title of plan)

                                  ----------

                Kevin J. Tierney, Vice President and Secretary
                               UNUM CORPORATION
                             2211 Congress Street
                            Portland, Maine  04122
                    (Name and address of agent for service)

                                (207) 770-2211
        (Telephone number, including area code, of agent for service)

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          WITHDRAWAL OF SECURITIES FROM REGISTRATION STATEMENT

Form S-8 Registration Statement No. 33-60124, originally filed March 26, 1993, relates to an offering of Common Stock of UNUM Corporation ("UNUM") under the Colonial Companies,
Inc. Security Saver Plan (the "Colonial Plan"), and associated interests in such plan.

Under the UNUM Employees Retirement Savings Plan and Trust, amended and restated effective January 1, 1997 (the "UNUM Plan"), the Colonial Plan will be merged with the UNUM Plan. In contemplation of the merger, the contents of this Registration Statement No. 33-60142 were recently incorporated by reference into the registration statement relating to the UNUM Plan. See Post-Effective Amendment No. 2 to Registration Statement No. 33-31270.

UNUM and the Colonial Plan hereby remove from registration under this Registration Statement No. 33-60142 all securities covered by this registration statement. Withdrawal of these securities from registration hereunder is not intended to affect the pending registration of such securities under Registration Statement No. 33-31270, as amended to date.

                                  SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on December 24, 1996.

                                   UNUM CORPORATION

                                  By:  /s/  James F. Orr III
                                            James F. Orr III
                                            Chairman of the Board,
                                            President & Chief
                                            Executive Officer


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Colonial Plan has duly caused this Post-Effective
Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 30, 1996.

                           COLONIAL COMPANIES, INC. SECURITY SAVER PLAN


                             By: *
                                 Paul H. Clifton, Jr.
                                 Member of the Retirement Committee




* John-Paul DeRosa, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed as an exhibit to this Registration Statement.

/s/     John-Paul DeRosa
        John-Paul DeRosa
        Assistant Secretary
        Attorney-in-Fact

Dated:  December 30, 1996

                              INDEX TO EXHIBITS

Number  Description                  Method of Filing Page No.
------  -----------------------      -----------------------

24      Power of Attorney            Filed as Exhibit 24 to
                                     Post-Effective Amendment
                                     No. 2 to Registration
                                     Statement No. 33-31270
                                     and incorporated herein
                                     by reference